EXHIBIT 10

Amended Joint Filing Agreement by and among the Reporting Group

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Amendment No. 17 to Schedule 13D to which this Amended Joint Filing Agreement is being filed as an exhibit, together with any future amendments, shall be a joint statement filed on behalf of each of the undersigned.

Dated: March 3, 2010

STILWELL VALUE PARTNERS I, L.P.
By:	STILWELL VALUE LLC General Partner /s/ Joseph Stilwell
	By:	Joseph Stilwell Managing and Sole Member

STILWELL ASSOCIATES, L.P.
By:	STILWELL VALUE LLC General Partner /s/ Joseph Stilwell
	By:	Joseph Stilwell Managing and Sole Member

STILWELL VALUE LLC /s/ Joseph Stilwell
By:	Joseph Stilwell Managing and Sole Member

JOSEPH STILWELL /s/ Joseph Stilwell
Joseph Stilwell

JOHN STILWELL /s/ John Stilwell
John Stilwell